                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 ICT GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 ICT GROUP, INC.
                              800 Town Center Drive
                          Langhorne, Pennsylvania 19047

                         -------------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 22, 2001

                         -------------------------------

TO THE SHAREHOLDERS OF
ICT GROUP, INC.:

         Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of ICT GROUP, INC. (the "Company" or "ICT") will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 22, 2001, at 10:00 a.m., local time, for the following purposes:

         1.  To elect two directors;

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on April 2, 2001 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 2, 2001 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 800 Town Center Drive, Langhorne, Pennsylvania 19047.

                                            By Order of the Board of Directors,


                                            Vincent M. Dadamo
                                            Secretary


Langhorne, Pennsylvania
April 16, 2001

================================================================================
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                                 ICT GROUP, INC.
                              800 Town Center Drive
                          Langhorne, Pennsylvania 19047

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 22, 2001

                         -------------------------------

General Information on the Meeting

         This proxy statement and the accompanying form of proxy are being mailed on or about April 16, 2001 to the shareholders of ICT GROUP, INC. (the "Company" or "ICT"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 22, 2001, at 10:00 a.m., local time, and at any adjournments thereof.

         The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

Voting at the Meeting

         Only shareholders of common stock of the Company, par value $0.01 per share ("Common Stock"), of record at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting. As of April 2, 2001, there were 12,084,550 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

         The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives sufficient affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the nominees listed herein under "Election of Directors" and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

        Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The board of directors of the Company currently consists of five members and is divided into three classes; two classes each consisting of two directors and one class consisting of one director. One class is elected each year to hold office for a three-year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. At the Annual Meeting, two directors are to be elected for the current class. The term of office for the directors elected at the Annual Meeting will expire at the 2004 annual meeting of shareholders.

         The board of directors has nominated Bernard Somers and Seth J. Lehr, current members of the board of directors, for election as directors at the Annual Meeting.

         The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes the nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. The board of directors recommends a vote FOR the nominees.

           -----------------------------------------------------------

                              Nominees for Election

           -----------------------------------------------------------

                                       Year First Became Director, Principal Occupations During
Name of Director       Age                     Past Five Years and Certain Directorships
----------------       ---             ---------------------------------------------------------
Bernard Somers          51           Mr. Somers has been a partner of Somers & Associates, Chartered
                                     Accountants, located in Dublin, Ireland, since 1988. Mr. Somers has been a director of the Company since 1996. He currently serves as a director of Eurotel Marketing Limited, a subsidiary of the Company, and
                                     Commerzbank Europe (Ireland) Ltd.

Seth J. Lehr            44           Mr. Lehr was appointed to ICT's board of directors on May 24, 2000. Mr.
                                     Lehr has been a partner of LLR Equity Partners, L.P., located in
                                     Philadelphia, Pennsylvania since 1999. From 1992 to 1999, Mr. Lehr was employed by Legg Mason Wood Walker, a Baltimore-based investment banking firm, and held the position of Managing Director and Group Head of the
                                     Investment Bank Division. Mr. Lehr serves as a director of Opinion
                                     Research Corporation.


           -----------------------------------------------------------

            Director Continuing in Office with Term Expiring in 2002

           -----------------------------------------------------------

                                        Year First Became Director, Principal Occupations During
Name of Director        Age                    Past Five Years and Certain Directorships
----------------        ---             ---------------------------------------------------------
Donald P. Brennan       60           Donald P. Brennan has served as a Vice-Chairman and director of the
                                     Company since April 1987. Mr. Brennan has been a private investor since
                                     December 1998. Prior to that, he had been an Advisory Director of Morgan
                                     Stanley & Co. Incorporated since February 1996. Prior to that time, Mr.
                                     Brennan was a Managing Director and Head of the Merchant Banking Division
                                     of Morgan Stanley & Co. Incorporated from 1986 until his retirement in
                                     December 1998, and also has served as Chairman of Morgan Stanley Capital
                                     Partners III, Inc., Chairman of Morgan Stanley Leveraged Equity Fund II,
                                     Inc., Chairman of Morgan Stanley Venture Partners and a director of
                                     Morgan Stanley & Co. Incorporated.

           -----------------------------------------------------------

            Directors Continuing in Office with Term Expiring in 2003

           -----------------------------------------------------------

                                        Year First Became Director, Principal Occupations During
Name of Director        Age                    Past Five Years and Certain Directorships
----------------        ---             ---------------------------------------------------------
John J. Brennan         57           Mr. Brennan has served as Chairman, President and Chief Executive Officer of the Company and as a director since April 1987, when he managed the buyout of ICT's predecessor company, International Computerized
                                     Telemarketing, Inc., from Decision Industries Corporation ("DIC"). Mr.
                                     Brennan was employed by DIC from May 1983 to March 1987 and over that period served as Vice President of Product Marketing, Vice President of
                                     Corporate Planning and Business Development and President of its
                                     subsidiary, International Computerized Telemarketing.

John A. Stoops          47           Mr. Stoops has been Vice President of Scholastics, Inc. since September
                                     1999. From January 1995 to September 1999, Mr. Stoops was Vice President
                                     and General Manager of Books and Information Services for American
                                     Express Publishing Corporation, a joint venture between American Express and Time Publishing. From November 1990 to September 1994, Mr. Stoops was
                                     President of Atlas Editions, U.S.A. He has been a director of the Company since 1996.

General Information Concerning the Board of Directors and its Committees

         The board of directors of the Company met on six occasions during 2000. The Pennsylvania Business Corporation Law provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an Audit Committee and Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

         Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in ICT's financial reporting. The Audit Committee meets quarterly with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the quarterly reviews and the annual audit of the Company's financial statements. The Audit Committee met four times during 2000. The Audit Committee is currently composed of three non-employee directors, Bernard Somers, John A. Stoops and Seth J. Lehr.

         Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant options under, the Company's stock option plans. In addition, the Compensation Committee recommends to the Board the compensation of the Company's Chairman, President and Chief Executive Officer, reviews and takes action on the recommendations of the Chairman, President and Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met three times during 2000. The Compensation Committee is currently composed of two non-employee directors, Donald P. Brennan and Bernard Somers.

                             AUDIT COMMITTEE REPORT

         Management is responsible for the Company's financial statements and the financial reporting process. The Audit Committee assists the board of directors in fulfilling its oversight responsibilities relating primarily to the Company's financial reporting process, its systems of internal accounting and financial controls and the independent audit of its financial statements. The Audit Committee is composed of three independent directors and operates under a written charter adopted by the board of directors (attached as Exhibit A to this Proxy Statement).

         The Audit Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent public accountants their independence from management and the Company and the independent public accountants provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The Audit Committee also discussed with the Company's independent public accountants the overall scope and plans for their audit. The Audit Committee met with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to shareholder ratification, the selection of Arthur Andersen LLP, the Company's independent public accountants, for fiscal 2001.

                                           AUDIT COMMITTEE

                                           Bernard Somers, Chairman
                                           John A. Stoops
                                           Seth J. Lehr

                        EXECUTIVE OFFICERS OF THE COMPANY


Name                                     Age                    Position
-----                                    ---                    ---------

John J. Brennan                          57                     Chairman, President, Chief Executive Officer

John D. Campbell                         45                     President, ICT Group Sales and Marketing

Dean J. Kilpatrick                       56                     President, ICT Marketing and International
                                                                Services

Timothy F. Kowalski                      40                     President, iCT ConnectedTouch LLC

John L. Magee                            47                     President, ICT North American Operations

Vincent A. Paccapaniccia                 43                     Senior Vice President,  Finance and Administration,
                                                                Chief Financial Officer, and Assistant Secretary

Vincent M. Dadamo                        53                     Senior Vice President, General Counsel and
                                                                Secretary

Pamela J. Goyke                          45                     Chief Information Officer and Senior Vice
                                                                President of Systems and Technology

Janice A. Jones                          54                     Senior Vice President Quality Management and
                                                                Development

         John J. Brennan's employment background is described above under "Directors Continuing in Office with Term Expiring in 2003."

         John D. Campbell has served as President of ICT Group Sales and Marketing since January 1998. He served as President of ICT Domestic Sales between January 1997 and January 1998 and as Senior Vice President, Sales and Marketing between January 1990 and January 1998. Mr. Campbell served as the President of ICT Direct between January 1994 and January 1997.

         Dean J. Kilpatrick has served as President of Marketing and International Services since July 2000 and as President of ICT Marketing Services Division since September 1996. He was the President of ICT Research Services from May 1994 to September 1996. From January 1992 to April 1994, Mr. Kilpatrick was the sole proprietor of Kilpatrick and Associates, a direct marketing consulting firm.

         Timothy F. Kowalski has served as the President of the Company's wholly-owned subsidiary iCT ConnectedTouch LLC since February 2000 and prior to that was the Company's Senior Vice President, Systems and Technology and Chief Information Officer since August 1997. From May 1993 until July 1997, Mr. Kowalski was employed by Independence Blue Cross, where he served as Senior Director of Information and Technology Development. From December 1984 until May 1993, Mr. Kowalski was employed by Computer Sciences Corporation, a systems integration company, where he served as Technical Director.

         John L. Magee has served as President, North American Operations since January 2001 and as President of ICT TeleServices Division since January 1996. He was the Company's Executive Vice President, Operations between January 1994 and January 1996. From November 1987 to January 1994, he served as Senior Vice President, Operations of the Company.

         Vincent A. Paccapaniccia has served as the Company's Senior Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary since August 1998. From July 1998 through August 1998, he served as Senior Vice President of Finance. From January 1996 through July 1998, Mr. Paccapaniccia served as Vice President of Finance. Between August 1991 and October 1995, Mr. Paccapaniccia served as Chief Financial Officer and then as Executive Vice President of Operations for Villeroy and Boch Ltd. He has also held several financial management positions for Lenox Inc. between October 1984 and August 1991, including Vice President and Controller and Director of Operations Planning.

         Vincent M. Dadamo has served as the Company's Senior Vice President, General Counsel and Secretary since June 1999. From July 1980 until January 1999, Mr. Dadamo was employed by DecisionOne Corporation (and its predecessors), a computer services company as General Counsel or Associate General Counsel.

         Pamela J. Goyke has served as the Company's Chief Information Officer since October 2000 and Senior Vice President of Systems and Technology since October 2000. Prior to joining the Company, Ms. Goyke served as Senior Manager for Ernst & Young LLP, in its High Growth Customer Relationship Management Practice from 1999 to 2000. Prior to that, she held several senior management positions with Electronic Data Systems during the period of 1981 to 1998, including Divisional Vice President and Divisional Chief Information Officer.

         Janice A. Jones has served as the Company's Senior Vice President Quality Management and Development since September 1999 and as Vice President Quality Assurance from 1996 to 1999. From 1988 to 1996 she held various management positions within the Company's Quality Assurance and Training Department.

         John J. Brennan and Donald P. Brennan are brothers.

Certain Relationships and Related Transactions

         Voting Trust Agreement. As of October 16, 2000, John J. Brennan, Donald
P. Brennan and the Company entered into an Amended and Restated Voting Trust Agreement that terminates December 31, 2008 (the "Voting Trust Agreement") with John J. Brennan and Donald P. Brennan as voting trustees. All acts of John J. Brennan and Donald P. Brennan as voting trustees under the Voting Trust Agreement must be by unanimous consent, although the Voting Trust Agreement provides that the voting trustees all be present for purposes of constituting a quorum at any meeting of the shareholders, regardless of whether the shares subject to the Voting Trust Agreement are to be voted at the meeting. John J. Brennan has the right under the Voting Trust Agreement to designate an individual to act as his successor trustee upon his death or resignation, or if no such successor is so designated, his wife, Jean M. Brennan, shall act as successor trustee. If she acts as a trustee, Jean M. Brennan may designate any child of John J. Brennan to act as her successor trustee upon her death or resignation. Upon the death or resignation of Donald P. Brennan as a voting trustee, his daughter, Eileen Brennan Oakley, shall become a voting trustee. If Eileen Brennan Oakley shall fail or cease to act as a voting trustee, the next oldest child of Donald P. Brennan shall become a voting trustee. After the death or resignation of Donald P. Brennan, and while John J. Brennan is acting as a voting trustee, the vote of John J. Brennan shall constitute the unanimous vote of the trustees in the event of any disagreement between John J. Brennan and the voting trustee successor of Donald P. Brennan. The Voting Trust Agreement provides for the appointment of an independent trustee to act as co-trustee in the event that none of John J. Brennan, the wife of John J. Brennan and Donald
P. Brennan is acting as voting trustees. The trustees shall vote all shares held under the Voting Trust Agreement to elect Donald P. Brennan as a director of the Company if he shall have been nominated for such position and shall vote all such shares against the removal of Donald P. Brennan as a director of the Company unless he is unable to perform his duties as a director due to mental or physical incapacity or unless he has engaged in willful misconduct or gross negligence. Pursuant to a supplemental agreement entered into as of October 16, 2000 between John J. Brennan and Donald P. Brennan, (the "Supplemental Agreement"), Donald P. Brennan consented to the withdrawal by John J. Brennan from the voting trust of shares of the Company's Common Stock beneficially owned by him in excess of 2,250,000 of such shares, provided such removed shares remain subject to the Amended and Restated Shareholders Agreement dated as of October 16, 2000, as described below. As of the date hereof, John J. Brennan has withdrawn 1,846,500 shares of the Company's Common Stock from the Voting Trust Agreement, leaving 2,250,000 shares subject to the Voting Trust Agreement. Under the Supplemental Agreement, John J. Brennan and Donald P. Brennan agreed to use their best efforts to ensure that the other is nominated each year to stand for election as a director of the Company and John J. Brennan agreed to cause any share he removes from the Voting Trust Agreement pursuant to the consent granted by Donald P. Brennan therein to vote for Donald P. Brennan as a director of the Company.

        Shareholders' Agreement. John J. Brennan, Donald P. Brennan, the
Company and certain family trusts that have been established by John J. Brennan and Donald P. Brennan have entered into an Amended and Restated Shareholders' Agreement dated as of October 16, 2000 that covers the shares included under the Voting Trust Agreement and any other shares that they may own (the "Shareholders' Agreement"). The Shareholders' Agreement prohibits the transfer of shares owned by John J. Brennan, Donald P. Brennan and such trusts, without the consent of the others, except (i) pursuant to a public offering, (ii) to certain family members and trusts therefore who agree to be bound by the Shareholders' Agreement, (iii) to another party, or the Company, pursuant to rights of first refusal or (iv) to a third party if the first refusal rights have not been exercised.

         Voting Agreement. Each of the Company's employee optionholders has entered into a ten-year voting agreement (the "Voting Agreements") with the Company and John J. Brennan, the Chairman, President and Chief Executive Officer, pursuant to which each has agreed to vote all shares of Common Stock received by such individuals upon the exercise of options in the manner directed by Mr. Brennan. The Voting Agreements are binding on each of the optionholders' successors in interest. Mr. Brennan is required to release shares covered by the Voting Agreements if a shareholder intends to sell shares in the public market and completes the sale within 90 days of the release. Shares sold in the public market will thereafter not be subject to the Voting Agreements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 2, 2001 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                        Number of Shares          Percentage
Names                                                                 Beneficially Owned (1)      of Class (2)
-----                                                                 ----------------------      ------------
John J. Brennan (3) ............................................            7,355,425                56.2%

Donald P. Brennan (4) ..........................................            4,750,701                39.3%

Eileen Brennan Oakley (5).......................................            1,811,799                15.0%

Seth J. Lehr (6) ...............................................               10,000                  *

Bernard Somers (6)..............................................               16,000                  *

John A. Stoops (6)..............................................               10,000                  *

John D. Campbell (7)............................................              178,750                 1.5%

John L. Magee (8)...............................................              243,400                 2.0%

Dean J. Kilpatrick (9)..........................................               45,000                  *

Timothy F. Kowalski (10)........................................               32,950                  *

All executive officers and directors as a group (13 persons)....            7,652,826                58.3%


---------------
*    Less than one percent

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within 60 days of April 2, 2001.

(2) The percentage for each individual or group is based on the aggregate number of shares outstanding as of April 2, 2001 (12,084,550) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within 60 days of April 2, 2001.

(3) Includes (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share voting control and dispositive power pursuant to a Voting Trust Agreement dated October 16, 2000 with John J. Brennan and Donald P. Brennan as voting trustees, and a Shareholders Agreement dated October 16, 2000, (ii) 122,000 issued and outstanding shares of Common Stock and 662,375 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company, (iii) 1,881,500 issued and outstanding shares of Common Stock, and (iv) 189,550 shares of Common Stock issuable pursuant to exercisable stock options issued in Mr. Brennan's name. The address of this shareholder is 800 Town Center Drive, Langhorne, PA 19047.

(4) Includes (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share voting and dispositive power pursuant to a Voting Trust Agreement dated October 16, 2000 with John J. Brennan and Donald P. Brennan as voting trustees, and a Shareholders' Agreement dated October 16, 2000, and (ii) 250,701 issued and outstanding shares of Common Stock. The address of this shareholder is 800 Town Center Drive, Langhorne, PA 19047.

(5) These shares are held subject to fourteen trusts over which Ms. Oakley, the daughter of Donald P. Brennan, has voting control. The address of this shareholder is 800 Town Center Drive, Langhorne, PA 19047.

(6) Includes 10,000 shares of Common Stock issuable pursuant to exercisable stock options, and in the case of Bernard Somers, 6,000 issued and outstanding shares of Common Stock.

(7) Includes 64,500 issued and outstanding shares of Common Stock and 114,250 shares of Common Stock issuable pursuant to stock options exercisable as of April 2, 2001 or within 60 days thereafter. John J. Brennan holds voting control over these shares pursuant to the terms of the Voting Agreements.

(8) Consists of 243,400 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

(9) Consists of 45,000 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

(10) Includes 900 issued and outstanding shares of Common Stock and 32,050 shares of Common Stock issuable pursuant to stock options exercisable as of April 2, 2001 or within 60 days thereafter over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         Summary Compensation Table. The following table sets forth for the years ended December 31, 2000, 1999, and 1998 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 2000.

                           Summary Compensation Table
                           --------------------------

                                                            Annual                  Long Term
                                                         Compensation              Compensation
                                                        -------------             -------------
      Name and Principal Position
      ---------------------------                                                  Securities
                                                                                    Underlying         All Other
                                             Year     Salary        Bonus        Options/ SARs (5)   Compensation (1)
                                             ----     ------        -----        -----------------   ----------------
John J. Brennan..........................    2000    $435,151      $ 56,785           44,000 (3)         $64,638
Chairman, President and Chief Executive      1999    $414,299      $      0           58,800 (4)         $73,621
Officer                                      1998    $394,940      $ 29,314 (2)      116,400             $72,567

John L. Magee............................    2000    $209,808      $ 54,275           19,500 (3)         $ 5,168
President, ICT North American Operations     1999    $199,846      $ 92,790           12,800 (4)         $ 4,918
                                             1998    $193,192      $ 45,021           17,200             $ 5,191

John D. Campbell.........................    2000    $189,808      $ 67,707           25,200 (3)         $ 5,627
President, ICT Group Sales and Marketing     1999    $179,846      $111,780           16,700 (4)         $ 5,037
                                             1998    $172,654      $ 72,516           19,400             $ 4,926

Dean J. Kilpatrick.......................    2000    $164,769      $ 67,532           16,200 (3)         $ 5,282
President, ICT Marketing and International   1999    $152,954      $ 59,174            9,800 (4)         $ 5,032
Services                                     1998    $152,577      $ 48,164           14,100             $ 4,952

Timothy F. Kowalski .....................    2000    $190,250      $ 32,960           39,600 (3)         $ 4,486
President, iCT ConnectedTouch LLC            1999    $147,905      $ 36,210            5,800 (4)         $ 4,216
                                             1998    $140,330      $ 19,372                0             $   264

-------------------
(1) Includes: (A) for 2000 (i) Company contributions of $4,250, $4,250, $4,250, $4,250 and $4,246 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively, (ii) premiums paid by the Company in the amount of $1,032, $360, $360, $1,032 and $240, for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively; (iii) premiums paid by the Company in the amount of $47,177, $558 and $1,017 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; and (iv) lease payments paid by the Company in the amount of $12,179 for an automobile leased on behalf of Mr. Brennan; (B) for 1999 (i) Company contributions of $4,000, $4,000, $4,000, $4,000 and $4,000 to the Company's
     401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively, (ii) premiums paid by the Company in the amount of $1,032, $360, $240, $1,032 and $216, for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively; (iii) premiums paid by the Company in the amount of $56,321, $558 and $797 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; and (iv) lease payments paid by the Company in the amount of $12,268 for an automobile leased on behalf of Mr. Brennan;
     (C) for 1998 (i) Company contributions of $3,800, $3,800, $3,800, and $3,800 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, and Mr. Kilpatrick, respectively, (ii) premiums paid by the Company in the amount of $1,800, $696, $408, $1,152 and $264 for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively; (iii) premiums paid by the Company in the amount of $54,725, $695 and $718 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; and (iv) lease payments paid by the Company in the amount of $12,242 for an automobile leased on behalf of Mr. Brennan.

(2) This bonus represents a portion of Mr. Brennan's 1997 base salary that he was eligible to receive in 1997, but of which he elected to defer payment and receive as a bonus during 1998.

(3) These options for Mr. Brennan, Mr. Magee, Mr. Campbell and Mr. Kilpatrick were granted in 2000 as bonus compensation for the individual's performance during 1999. 9,600 of the options for Mr. Kowalski were granted in 2000 as bonus compensation for the individual's performance during 1999.

(4) These options were granted in 1999 as bonus compensation for the individual's performance during 1998.

(5) The Company formed iCT ConnectedTouch LLC ("ConnectedTouch") in February 2000 as a Pennsylvania Limited Liability Company and wholly-owned subsidiary of the Company. The Company owns 10,000,000 interests ("Interests") in ConnectedTouch, constituting all of the issued and outstanding Interests in ConnectedTouch. In May 2000, ConnectedTouch adopted a 2000 Equity Compensation Plan (the "2000 ConnectedTouch Equity Plan") pursuant to which ConnectedTouch reserved for issuance options to purchase up to 2,000,000 Interests in ConnectedTouch. The 2000 ConnectedTouch Equity Plan permits the issuance of these options to employees of the Company and ConnectedTouch and to members of the board of directors of the Company and ConnectedTouch. On October 19, 2000 Messrs. John J. Brennan, John L. Magee, John D. Campbell, Dean J. Kilpatrick and Timothy F. Kowalski were granted options under the 2000 ConnectedTouch Equity Plan to purchase Interests in ConnectedTouch in the amounts of 250,000, 40,000, 80,000, 40,000 and 150,000 Interest respectively.

         Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options made during 2000 to the persons named in the Summary Compensation Table.

                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                   Number of       % of Total
                                  Securities        Options                              Potential Realizable Value
                                  Underlying       Granted to    Exercise                at Assumed Annual Rates of
                                    Options       Employees In   Price      Expiration   Stock Price Appreciation
             Name                 Granted (2)     Fiscal Year    ($/share)     Date      for Option Term (5 years) (1)
             ----                ------------     ------------   ---------  ----------   -----------------------------
                                                                                               5%             10%
                                                                                               --             ---
John J. Brennan............         44,000             11%        $ 10.71     02/15/10     $ 130,195        $287,697

John L. Magee .............         19,500              5%        $ 10.71     02/15/10     $  57,700        $127,502

John D. Campbell...........         25,200              6%        $ 10.71     02/15/10     $  74,566        $164,772

Dean J. Kilpatrick.........         16,200              4%        $ 10.71     02/15/10     $  47,935        $105,925

Timothy F. Kowalski........          5,000              1%        $ 10.625    01/10/10     $  14,677        $ 32,433
                                     9,600              2%        $ 10.71     02/15/10     $  28,406        $ 62,770
                                    25,000              6%        $  6.63     05/24/10     $  45,759        $101,116

----------------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant date valuation. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) The Company owns 10,000,000 Interests in ConnectedTouch constituting all of the issued and outstanding Interests in ConnectedTouch. On October 19, 2000, Messrs. John J. Brennan, John L. Magee, John D. Campbell, Dean Kilpatrick, and Timothy F. Kowalski were granted options to purchase Interests in ConnectedTouch in the amounts of 250,000, 40,000, 80,000, 40,000, and 150,000 Interests respectively, representing 26%, 4%, 8%, 4%, and 16% respectively of the total options granted to employees of the Company and ConnectedTouch during 2000. These options were issued at an exercise price of $0.30 per Interest, the fair market value of the Interests at the time of grant as determined by an independent financial advisor experienced in such matters. These options become exercisable in full only if ConnectedTouch completes an initial public offering of its stock within ten (10) years after the date of grant and expire if no such public offering is completed within that time period. The potential realizable value of these options at the five percent (5%) assumed annual rate of price appreciation as used in footnote (1) above is $20,721 for John J. Brennan, $3,315 for John L. Magee, $6,631 for John D. Campbell, $3,315 for Dean J. Kilpatrick, and $12,433 for Timothy F. Kowalski, and at a ten percent (10%) assumed annual rate of price appreciation is $45,788 for John J. Brennan, $7,326 for John L. Magee, $14,652 for John D. Campbell, $7,326 for Dean J. Kilpatrick, and $27,473 for Timothy F. Kowalski.

         Year-End Values. The following table summarizes option exercises during 2000 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2000. Year-end values are based upon a price of $9.625 per share, which was the closing market price of a share of the Company's Common Stock on December 31, 2000.

                  Aggregated Option Exercises in Last Year and
                             Year-End Option Values

                                                               Number of                 Value of Unexercised
                                                        Unexercised Options at          In-the-Money Options at
                                                           December 31, 2000             December 31, 2000 (1)
                                                        -----------------------         -----------------------
                      Shares Acquired
         Name           on Exercise     Value Realized  Exercisable  Unexercisable      Exercisable    Unexercisable
         ----         ---------------   --------------  -----------  -------------      -----------    -------------
John J. Brennan......                                     189,550        57,850          $  833,591     $ 110,014

John L. Magee........       56,000         $ 577,838      243,400        18,500          $2,107,102     $  24,776

John D. Campbell.....                                     114,250        23,450          $  796,689     $  31,830

Dean J. Kilpatrick...                                      45,000        16,025          $  229,084     $  20,042

Timothy F. Kowalski..                                      32,050        34,750          $  117,410     $  86,420

-------------
(1) Values calculated using the closing market price of $9.625 per share of the Company's Common Stock on December 31, 2000 and the per share exercise price of the individual's options.


         The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

         In October 1999, the Company adopted a Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan") for certain employees, under which deferrals commenced as of April 2000. The Deferred Compensation Plan allows these employees to defer a portion of their compensation on a pre-tax basis. Pursuant to an amendment to the Deferred Compensation Plan effective January 1, 2001, the Company currently makes a matching contribution to the account of each participant in an amount equal to ten percent (10%) of the amount of such participant's deferral under the Deferred Compensation Plan. The contributions from this match vest in the employee's account ratably over a period of three (3) years measured from the employee's first day of employment with the Company. Employees are fully vested in the amounts they defer, but withdrawals are not permitted until the Deferred Compensation Plan is terminated, or the employee terminates, becomes disabled, or dies. Other withdrawals are permitted for unforeseeable emergencies only.

Employment Agreements

         In May 1996, the Company entered into an employment agreement with John
J. Brennan as President and Chief Executive Officer. The agreement was for a three-year term that ended April 30, 1999 and renews automatically for successive three-year periods unless either party gives written notice of termination at least 180 days prior to the expiration date, unless earlier terminated as provided therein. Mr. Brennan's employment agreement was renewed on May 1, 1999 for an additional three-year term. The agreement initially provided for a base salary of $364,000, which shall be increased by a minimum of 5% each year but may not be decreased below the then current level. The Board, in its sole discretion, may award incentive bonuses in the form of cash and/or stock to Mr. Brennan, who will be eligible each year for a minimum bonus in an amount equal to his then current salary. If Mr. Brennan is terminated by the Company for other than willful misconduct, or terminates his employment for "good reason," then the Company shall maintain its obligations under the agreement through the later of (i) the expiration of the then current term of the agreement (or the expiration of the next renewal term if there are less than 180 days remaining in the current term and no notice of termination was given prior thereto), or (ii) 24 months from the date of termination. Mr. Brennan may terminate his agreement for "good reason" upon 30 days' written notice if there has been a reduction in his salary or benefits, a substantial change in his duties or a change of control, defined as the decrease below 50% of the combined voting power of the Common Stock by John J. Brennan and Donald P. Brennan and their children and grandchildren.

         In April 1987, the Company entered into an employment agreement with John L. Magee that provided for a base salary of $70,000 per year. Such employment agreement provides that Mr. Magee's salary is to be reviewed annually by the Board of Directors. Mr. Magee's current base salary is $250,000. His employment agreement had an initial term of three years, but renews automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The agreement was renewed on January 1, 2001 for an additional one-year term. In addition to base salary, the agreement allows for bonuses to be paid by the Company. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions that, if triggered, entitle Mr. Magee to monthly severance payments in an amount equal to his then-current monthly salary for a period of 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by the Company without cause, cessation of business operations in a business in which Mr. Magee is employed, a merger, consolidation or acquisition of the Company, the filing by the Company of a voluntary petition in bankruptcy or the filing of an involuntary petition in bankruptcy against the Company which is not dismissed within 60 days. In addition, if Mr. Magee terminates his employment upon 90 days' prior written notice, in certain circumstances, the Company would be required to continue to provide him with his regular payments of base salary for a period of 90 days.

         In October 1987, John D. Campbell entered into an employment agreement with the Company that provided for a base salary of $43,200 per year. Mr. Campbell's employment agreement had an initial term of one year, but renews automatically each year for an additional one-year term unless either party terminates prior to the end of the renewal term. Mr. Campbell's employment agreement was renewed on January 1, 2001 for an additional one-year term. Mr. Campbell, whose current base salary is $205,000, is eligible for bonuses from the Company.

         In May 1995, the Company entered into an employment agreement with Dean
J. Kilpatrick that provided for a base salary of $115,000 per year. Mr. Kilpatrick's employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless terminated within 90 days prior to the expiration of the then-current term. In addition to his base salary, which is currently $185,000, Mr. Kilpatrick is eligible for bonuses from the Company.

         In July 1997, the Company entered into an employment agreement with Timothy F. Kowalski that provided for a base salary of $135,000 per year. Mr. Kowalski's employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless either party terminates prior to the end of the renewal term. In addition to his base salary, which is currently $210,000 per annum, Mr. Kowalski is eligible for bonuses from the Company.

         The employment agreements discussed above contain non-tampering, non-disclosure, non-solicitation and confidentiality provisions. Although the employment contracts restrict the employee from interfering with the Company's current, former or potential customers, there is no provision restricting a terminated employee's ability to work for a competitor of the Company.

Compensation of Directors

         The independent directors are paid directors' fees of $2,000 for each quarterly Board meeting attended and $500 for each special Board meeting attended and each committee meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

         Under the Company's 1996 Non-Employee Directors Plan, as amended in May 2000, each independent director owning less than 10% of the outstanding capital stock of the Company receives, upon initial election to the Board, an option to purchase 10,000 shares of Common Stock. These initial options are exercisable with respect to fifty percent (50%) of the shares on the date of grant and become exercisable with respect to the remaining fifty percent (50%) of the shares on the first anniversary of the date of grant if the director continues to be a member of the board of directors through that date. These initial options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance. In addition, each independent director owning less than 10% of the outstanding capital stock of the Company is granted an option to purchase 2,500 shares of Common Stock on the date of each annual meeting; these options vest in full one year after grant if the director continues to be a member of the board of directors through that date, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance.

         Under the 2000 ConnectedTouch Equity Plan, on October 19, 2000, each non-employee director of the Company was granted an option to purchase 10,000 Interests in ConnectedTouch at an exercise price of $0.30 per Interest, the fair market value of such an Interest on the date of grant as determined by an independent financial advisor. These options vest in full only if ConnectedTouch completes an initial public offering of its stock within ten years after the date of grant and expire if no such public offering is completed within that time period.

                   The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          COMPENSATION COMMITTEE REPORT

         On July 30, 1996, following the Company's initial public offering, the board of directors created the Compensation Committee to have the responsibility for implementing and administering the Company's compensation policies and programs for its executive officers. Prior to July 1996, the Board as a whole performed the responsibilities of the Committee.

         The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for (i) setting the performance criteria for annual bonus awards and determining the achievement levels and payout for the executive officers and (ii) determining which executives, including the CEO, will be granted stock options and the size of such grants.

Compensation Philosophy

         The Company's compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual bonus awards, and grants of stock options.

Annual Compensation

         Annual cash compensation is comprised of a base salary and a bonus award and is based upon a review of compensation packages of executives in comparable positions with other publicly held teleservices firms. The Committee believes that the compensation levels of the executive officers in fiscal 2000 were within the median compensation levels for comparable positions.

         Bonus awards are made pursuant to a criteria established toward the beginning of each fiscal year. The amount of bonus paid to an executive officer is largely based upon the Company's achievement of specified levels of income determined by the Compensation Committee; provided, however, that in the case of sales personnel, their bonuses are based upon specified sales targets and the margins achieved with such sales. Payment of awards is made in cash and in stock options as determined by the Compensation Committee.

Long-Term Compensation

         The Compensation Committee has had the discretion to grant stock options to the executive officers. The number of options in each grant is not based on any specific criteria. However, the Compensation Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options.

Compensation of Chief Executive Officer

         The CEO's annual base salary was increased to $442,000 May 1, 2000 from $421,375 pursuant to his employment agreement which was executed in May 1996. Based upon the analysis by the Compensation Committee, the Compensation Committee is of the opinion that the CEO's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

         The CEO was granted 44,000 options in 2000. These options were granted as bonus compensation for the CEO's performance during 1999.

Deductibility of Certain Compensation

         Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 2000, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation.

                                             THE COMPENSATION COMMITTEE

                                             Donald P. Brennan, Chairman
                                             Bernard Somers

                       COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company's Common Stock at its initial public offering price with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) a "peer group" index, assuming an investment of $100 on June 14, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the "peer group," and further assuming reinvestment of dividends. The "peer group" consists of Aegis Communications Group, Inc., APAC Teleservices, Inc., RMH Teleservices, Inc., Telespectrum Worldwide, Inc., West Teleservices Corp., Sitel Corp. and Teletech Holdings, Inc. In 1998, ATC Communications Group, Inc. merged with IQI, Inc. and changed its corporate name to Aegis Communications Group, Inc. The graph commences as of June 14, 1996, the date the Common Stock became publicly traded.

   350--------------------------------------------------------------------------

                                                             o
   300--------------------------------------------------------------------------
D

O  250--------------------------------------------------------------------------

L
   200---------------------------------------------------------------------o----
L                                              o

A  150--------------------------------------------------------------------------
                                   o
R                    *
   100-*-------------o----------------------------------------------------------
S
                                                             *
                                                                          *
    50-----------------------------*--------------------------------------------
                     #             #           *
                                               #
     0--------------------------------------------------------------------------
      6/14/96     12/31/96     12/31/97     12/31/98      12/31/99     12/31/00


# ICT GROUP, INC.           * PEER GROUP INDEX             o NASDAQ MARKET INDEX


      Measurement Date               ICT Group, Inc.           Nasdaq Stock Market              Peer Group
      ----------------               ---------------           -------------------              ----------
           6/14/96                        $100                        $100                         $100

          12/31/96                        $ 27                        $103                         $113

          12/31/97                        $ 28                        $126                         $ 44

          12/31/98                        $ 16                        $178                         $ 28

          12/31/99                        $ 77                        $313                         $ 77

          12/31/00                        $ 63                        $197                         $ 65


                                 PROPOSAL NO. 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception. The appointment of independent public accountants is approved annually by the board of directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

         Although not required by law or by the By-laws of the Company, the board of directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the board of directors will reconsider the appointment. A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

         The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

Fees Billed by Independent Public Accountants

         Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered to the Company in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and the reviews conducted by Arthur Andersen LLP of the financial statements included in the Quarterly Reports on Form 10-Q that the Company was required to file during fiscal 2000 were approximately $131,000.

         Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not render information technology services to the Company during fiscal 2000.

         All Other Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered to the Company during fiscal 2000, other than the audit services referred to above, were approximately $174,000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

         The board of directors recommends that the shareholders vote FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Based on its records, the Company believes that reports for its executive officers, directors and greater than ten percent (10%) shareholders were timely filed during 2000.

                                  OTHER MATTERS

         The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting, the Company must receive such proposals no later than December 1, 2001. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 2000, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Vincent Paccapaniccia.

                                     By Order of the Board of Directors,



                                     Vincent M. Dadamo
                                     Secretary


April 16, 2001

                                    EXHIBIT A
                                    ----------

                                 ICT GROUP, INC.

            Charter of the Audit Committee of the Board of Directors

1.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Review financial information to be provided to stockholders and others.

         o Monitor the integrity of the Company's financial reporting processing and systems of internal controls.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee may retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

2.       Audit Committee Composition and Meetings

         The Audit Committee shall be comprised of at least three directors, each of whom shall be independent, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market, subject to such exceptions as may be permitted under such Rules. Audit Committee members also shall satisfy the qualification requirements of the Nasdaq Stock Market for audit committee membership, subject to such exceptions as may be permitted under such Rules.

         The Board of Directors shall appoint the members of the Audit Committee. If the Chairman of the Audit Committee is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

         The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

3.       Audit Committee Responsibilities and Duties

         Review Procedures
         -----------------

         In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

             1. Review and reassess the Charter of the Audit Committee at least annually and recommend to the Board of Directors, as appropriate, amendments to the Charter.

             2. Review the Company's annual audited financial statements prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management and the independent auditors:

                  1. The independent auditors' audit of the financial statements and its report thereon.

                  2. Any significant changes required in the independent auditors' audit plan.

                  3. Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

                  4. Any significant disagreement among management and the independent auditors in connection with preparation of the financial statements.

                  5. Other matters related to the conduct of the audit, which are communicated to the Audit Committee under generally accepted auditing standards.

             3. In consultation with the management and the independent auditors, discuss the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors together with management's responses.

             4. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

             5. Review the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (see
                  Item 11) or other significant findings based upon the auditors' review procedures. As deemed appropriate, the Audit Committee shall review these matters with financial management and the independent auditors. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

             6. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

         Duties Relating to the Independent Auditors
         -------------------------------------------

         The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the stockholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent auditors:

             7. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

             8. Approve the fees and other significant compensation to be paid to the independent auditors.

             9. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

             10. On an annual basis, the Committee should review, and discuss with the independent auditors, all significant relationships the independent auditors have with the Company that could impair the auditors' independence. This review should include, without limitation, the following:

                  1. Receiving a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Statement No. 1.

                  2. Actively engaging in a dialog with the independent auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent auditor.

             11. Review the independent auditors audit plan. This review should include a discussion of scope, staffing, locations, reliance upon management and general audit approach.

             12. Prior to releasing the year-end earnings, discuss, out of the presence of management, the results of the audit with the independent auditors. The discussion should include the matters set forth in item 2, as well as the following:

                  1. The adequacy of the Company's internal controls, including computerized information system controls and security.

                  2. Any related significant findings and recommendations of the independent auditor together with management's responses to them.

                  3. The independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

         Other Audit Committee Responsibilities
         --------------------------------------

             13. Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

             14. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement relating to the annual meeting of stockholders.

             15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

             16. Maintain minutes of meetings and periodically report to the Board of Directors on its activities.

             17. Periodically perform self-assessment of audit committee performance.

             18. Discuss and address with the independent auditors any significant issues relative to overall board responsibility that, in the judgment of the independent auditors, have been communicated to management but have not been adequately resolved.

                                ICT GROUP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOHN J. BRENNAN and VINCENT M. DADAMO, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the "Company") to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 22, 2001, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

               (Continued and to be signed on the reverse side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                 ICT GROUP, INC.

                                  May 22, 2001

                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your
      votes as in this example.


                            FOR the                        WITHHOLD
                  nominees listed at right                AUTHORITY
                   (except as marked to                to vote for the
                    the contrary below)           nominees listed at right

1. Election of              /  /                           /    /             Nominees: Bernard Somers
    Directors                                                                           Seth J. Lehr
   (Class II)


(Instructions: To withhold authority to vote for an individual nominee, write that nominee's name on the line below.)

----------------------------------------------------

2.   Proposal to ratify the Appointment of Arthur Andersen LLP as Independent       FOR     AGAINST     ABSTAIN
     Public Accountants of the Company for the Fiscal Year Ending December 31,      /  /      /  /       /   /
     2001.


3. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.


         This Proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the director nominees and "FOR" the ratification of Arthur Andersen LLP as the Independent Public Accountants of the Company.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

----------------------    ---------------------------
Signature                 Signature                          Date:_____, 2001

Note: Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.